UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2022

Light & Wonder, Inc.
(Exact name of registrant as specified in its charter)

Nevada	81-0422894
(State or other jurisdiction of incorporation)	(IRS Employer
Identification No.)

001-11693
(Commission File Number)

6601 Bermuda Road, Las Vegas, NV 89119
(Address of registrant’s principal executive office)

(702) 897-7150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	LNW	The NASDAQ Stock Market
Preferred Stock Purchase Rights		The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐          Emerging growth company

☐          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of President and Chief Executive Officer and Appointment of President and Interim Chief Executive Officer

Mr. Cottle has informed the Board of Directors (the “Board”) of Light & Wonder, Inc. (the “Company”) that he will resign as President and Chief Executive Officer and as a member of the Board, in each case, effective as of August 30, 2022 (the “Transition Date”).  Effective as of the Transition Date, the Board has appointed Matt Wilson, Executive Vice President and Group Chief Executive of Gaming, to the additional role of interim President and Chief Executive Officer. The Board has commenced a search process to identify a permanent President and Chief Executive Officer and has engaged a leading national executive search firm.  The search will include both internal and external candidates.  In connection with his departure, Mr. Cottle has committed to supporting a seamless transition as a consultant.

Mr. Wilson, age 41, has served as Executive Vice President and Group Chief Executive of Gaming since March 2020.  Mr. Wilson has over sixteen years of gaming industry experience. Prior to his role at the Company, he was President and Managing Director of the Americas at Aristocrat from February 2017 until August 2019. Mr. Wilson began his tenure at Aristocrat 2004 and held several significant positions in a variety of Aristocrat’s markets during his time there, including serving as Senior Vice President of Global Gaming Operations and Senior Vice President of Sales and Marketing, Americas. He holds a Bachelor of Commerce from the University of Wollongong and completed the Advanced Management Program at Wharton Business School.

The consulting services to be provided by Mr. Cottle are set forth in an Agreement and General Release entered into between the Company and Mr. Cottle. Such services generally consist of transition-related consulting and assistance and providing advice on business matters relating to the Company and will extend through the second anniversary of the Transition Date. The Company will pay Mr. Cottle an annual consulting fee of $1.2 million. The consulting fee will be repayable in full if Mr. Cottle violates any of his restrictive covenants entered into with the Company.

In connection with Mr. Wilson’s appointment, the Company and Mr. Wilson are currently negotiating the terms of his compensation as interim President and Chief Executive Officer.

Item 7.01. Regulation FD Disclosure.

On August 30, 2022, the Company issued a press release announcing the appointment of Mr. Wilson as interim President and Chief Executive Officer and the departure of Mr. Cottle as President and Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 as well as in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company, dated August 30, 2022.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHT & WONDER, INC.

Date: August 30, 2022	By:	/s/ James Sottile
		Name:	James Sottile
		Title:	Executive Vice President and Chief Legal Officer